FILED PURSUANT TO RULE 424(B)(3)

REGISTRATION NO. 333-160463

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

SUPPLEMENT NO. 6 DATED APRIL 16, 2013

TO THE PROSPECTUS DATED JULY 13, 2012

This document supplements, and should be read in conjunction with, the prospectus of Resource Real Estate Opportunity REIT, Inc. dated July 13, 2012, Supplement No. 1 dated July 13, 2012, Supplement No. 2 dated July 26, 2012, Supplement No. 3 dated August 14, 2012, Supplement No. 4 dated November 16, 2012, and Supplement No. 5 dated April 4, 2013. As used herein, the terms “we,” “our” and “us” refer to Resource Real Estate Opportunity REIT, Inc. and, as required by context, Resource Real Estate Opportunity OP, LP, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of our public offering;

•	updates to the “Prior Performance Summary” section of our prospectus; and

•	updated prior performance tables for the year ended December 31, 2012.

Status of Offering

We commenced this initial public offering of shares of our common stock on June 16, 2010. As of April 11, 2013, we had accepted aggregate gross offering proceeds of approximately $262.1 million related to the sale of approximately 27.8 million shares of stock, including shares sold under our distribution reinvestment plan. As of April 11, 2013, approximately 48.4 million shares of our common stock remain available for sale in our primary offering, and 7.2 million shares of our common stock remain available for issuance under our distribution reinvestment plan.

The termination date of our primary offering of 75 million shares of common stock will be June 16, 2013. If we have not sold all of the shares by June 16, 2013, we may continue the primary offering for up to an additional 180 days if we file a registration statement for a follow-on public offering. If we decide to continue our primary offering beyond June 16, 2013, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond the conclusion of the primary offering until we have sold 7.5 million shares of common stock through the reinvestment of distributions. We may terminate this offering at any time.

Prior to the commencement of this offering, we conducted a private placement offering to accredited investors of up to $50,000,000 in shares of common stock at $10.00 per share. The private placement offering terminated on June 9, 2010 and, as of that date, we had accepted aggregate gross offering proceeds of approximately $12.8 million related to the sale of 1,283,727 shares of common stock.

Prior Performance Summary

The following information supersedes the disclosure in the prospectus under the heading “Prior Performance Summary.”

The information presented in this Prior Performance Summary and in the Prior Performance Tables included in this supplement as Appendix A represents the summary historical experience of real estate programs sponsored by (a) Resource Real Estate, our sponsor, through December 31, 2012, and (b) Resource America, Inc., our sponsor’s ultimate parent, through December 31, 2012. We define such a program as a fund in which passive investors pool their money and rely on the efforts of Resource Real Estate or Resource America and their affiliates to manage the fund and to acquire real estate that was not identified at the time of the commencement of the fund’s offering. Investors in our company should not assume that they will experience returns comparable to those experienced by investors in these prior real estate programs.

During the ten-year period ended December 31, 2012, Resource Real Estate sponsored eight real estate investment programs and co-sponsored two additional real estate investment programs with an unaffiliated third party. These ten programs were formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of multifamily apartment properties as well as retail, office and industrial properties in the United States. All but two of the programs are private programs that have no public reporting requirements. All of the programs have investment objectives similar to our own. Since 1997, Resource America, Inc., the ultimate parent of Resource Real Estate, had sponsored two publicly traded REITs; Resource Capital (NYSE: RSO) in 2005 and RAIT Financial (NYSE: RAS) in 1998. Resource Capital is externally managed by affiliates of our sponsor. Resource America sponsored RAIT Financial’s initial public offering in 1998 by creating the initial RAIT Financial entity, selling RAIT Financial its initial portfolio of assets, retaining an initial 15% ownership interest and the right to appoint one member to its board of trustees; however, Resource America did not serve as the external manager or advisor of RAIT Financial and currently has no ownership interest in RAIT Financial. We do not include information regarding RAIT Financial in this summary or in the related prior performance tables because RAIT Financial was sponsored by Resource America more than 10 years ago.

From inception through December 31, 2012, the two public real estate programs sponsored by Resource Real Estate referenced above, Resource Real Estate Investors 6, L.P. and Resource Real Estate Investors 7, L.P., raised gross offering proceeds of $35,000,000 from 578 investors and $30,911,393 from 587 investors, respectively (excluding Resource Capital Partners’ investment). Through December 31, 2012, the public real estate programs purchased interests in 11 real estate properties for a total investment of $123,100,000. All of the properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2012, none of these interests in real estate properties had been sold.

From inception through December 31, 2012, the private programs sponsored by Resource Real Estate referenced above raised gross offering proceeds of $200,436,436 from 3,099 investors. As of December 31, 2012, the private programs held interests in 38 real estate properties for a total investment of $320,981,500. All of these 38 properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2012, the private programs had sold six previously acquired real estate properties.

From inception through December 31, 2012, Resource Capital, a public real estate program sponsored by Resource America that invests in commercial real estate related assets such as whole loans, A-Notes, B-Notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, senior secured corporate loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations, raised gross offering proceeds of $859.2 million from private and public investors. Through December 31, 2012, Resource Capital had a total of $916.3 million of capital commitments in commercial real estate related assets. As of December 31, 2012, 33 of its real estate related investments had been paid off.

Acquisition Summary

During the ten- and three-year periods ending December 31, 2012, Resource Real Estate and its affiliates sponsored or co-sponsored programs that acquired 49 properties and 15 properties, respectively, all of which were multifamily residential properties. Information regarding the location of each property is summarized below.

Public Programs

	Ten Year Period Ending December 31, 2012	Three Year Period Ending December 31, 2012

Location	No. of Properties	No. of Properties
Georgia	1	1
Maine	3	3
South Carolina	1	4
Texas	6	4

Total	11	9

Private Programs
Location	No. of Properties	No. of Properties
Arkansas	6	—
California	3	—
Georgia	3	—
Idaho	1	1
Kansas	4	—
Kentucky	1	—
Missouri	1	1
New Mexico	3	—
North Carolina	1	—
Pennsylvania	1	—
Tennessee	3	2
Texas	11	2

Total	38	6

All Programs – Method of Financing at Acquisition	No. of Properties	No. of Properties
All debt	0	0
All cash	6	6
Combination of cash and debt	43	9

Total	49	15

Public Programs

Resource Real Estate Investors 6, L.P.

Resource Real Estate Investors 6, L.P., or RREI VI, is a Delaware limited partnership formed on July 26, 2007 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI VI sold 3,508,814 units to 578 investors (excluding Resource Capital Partners’ investment) in a private placement offering, which began on October 1, 2007 and ended on May 19, 2008 and raised $35,000,000 (excluding Resource Capital Partners’ investment) of gross offering proceeds. Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI VI since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, $1,848,544 of investment management fees due to Resource Capital Partners, Inc. had been accrued. In the RREI VI program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $81,093 of property management fees had been accrued.

During 2008, RREI VI exceeded 500 security holders and had assets of more than $10,000,000, which combination triggered its obligation to file a registration statement with the SEC. The required Form 10 registration statement for RREI VI was timely filed on April 30, 2009. Pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Form 10 went effective by lapse of time on June 29, 2009. RREI VI has a planned liquidation date of eight years from its offering commencement date with the possibility of two one-year extensions.

As of December 31, 2012, RREI VI had purchased five properties, amounting to a total investment by RREI VI of $60,300,000 (RREI VI’s purchase price, including RREI VI’s aggregate share of debt financing at acquisition). Of the five properties, three were in Texas and two were in Maine. As of December 31, 2012, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2012, RREI VI owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units	Location
Memorial Towers	100.0%	12/18/07	$9,250,000	$311,000	$7,400,000	112	Houston, TX
Villas of Henderson Pass	100.0%	12/27/07	$13,350,000	$376,000	$10,800,000	228	San Antonio, TX
Foxcroft	100.0%	01/29/08	$12,000,000	$335,000	$8,760,000	104	Scarborough, ME
Coach Lantern	100.0%	01/29/08	$10,800,000	$366,000	$7,884,000	90	Scarborough, ME
Park Hill	100.0%	02/29/08	$14,900,000	$429,000	$10,430,000	288	San Antonio, TX

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.

As of December 31, 2012, RREI VI had purchased three subordinated notes, amounting to a total investment by RREI VI of $2,571,000. As of December 31, 2012, none of these notes had been sold. The notes, which are described below, are all secured by multifamily, residential properties.

Underlying Property Name	Location	Ownership Interest	Purchase Date	Purchase Price (1)	Face Value	Maturity Date	Interest Rate
Acacia(2)	San Bernardino, CA	100.0%	2/11/07	$1,679,000	$2,000,000	8/11/16	10.27%
Hillwood(2)	Montgomery, AL	100.0%	2/5/07	$378,000	$400,000	1/8/17	10.97%
Southern Cove(2)	Las Vegas, NV	100.0%	2/5/07	$514,000	$500,000	5/8/17	12.75%

(1)	Purchase price reflects discount and includes acquisition costs.
(2)	The subordinated note has been placed on non-accrual status.

RREI VI is subject to upfront commissions, fees and expenses associated with its offering and it has fee arrangements with Resource Real Estate and its affiliates. Please see Table II, Compensation to Sponsor under Appendix A “Prior Performance Tables” to this supplement.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with RREI VI, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that RREI VI files electronically with the SEC.

Resource Real Estate Investors 7, L.P.

Resource Real Estate Investors 7, L.P. (“RREI VII”) is a Delaware limited partnership formed on March 28, 2008 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI VII issued 3,274,654 units to 587 investors in a private placement offering, which began on June 16, 2008 and ended on August 31, 2009 and raised $30,911,393 of gross offering proceeds (excluding investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI VII since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, $1,214,260 of investment management fees due to Resource Capital Partners, Inc. from RREI VII had been accrued. In the RREI VII program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $46,151 of property management fees due to affiliates of our sponsor had been accrued.

As of December 31, 2012, RREI VII had purchased interests in six properties, amounting to an investment by RREI VII of $62,800,000 (RREI VII’s aggregate share of purchase price, including RREI VII’s aggregate share of debt financing at acquisition). Of the six properties, three were in Texas, one was in Maine, one was in South Carolina and one was in Georgia. As of December 31, 2012, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2012, RREI VII owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units	Location
Tamarlane(3)	100.0%	07/31/08	$12,250,000	$383,000	$9,925,000	115	Portland, ME
Bent Oaks	100.0%	12/10/08	$7,650,000	$252,000	$6,120,000	146	Austin, TX
Woodhollow	100.0%	12/12/08	$6,550,000	$215,000	$5,240,000	108	Austin, TX
Cape Cod	100.0%	12/10/08	$8,150,000	$257,000	$6,362,000	212	San Antonio, TX
Woodland Hills	100.0%	12/19/08	$16,700,000	$457,000	$13,590,000	228	Decatur, GA
Woodland Village	100.0%	03/07/12	$11,500,000	$1,146,936	$9,580,300	308	Columbia, SC

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	On April 23, 2008, an affiliate of our sponsor acquired 100% ownership interest in Tamarlane. On July 31, 2008, RREI VII acquired Tamarlane from this affiliate.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with RREI VII, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that RREI VII files electronically with the SEC.

Resource Capital Corp.

Resource Capital is a Maryland corporation that was formed on January 31, 2005 to invest in commercial real estate related assets such as whole loans, A-Notes, B-Notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, senior secured corporate loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations. Resource Capital’s common stock has traded on the New York Stock Exchange since February 7, 2006. As of December 31, 2012, Resource Capital had 105,118,093 shares of stock outstanding and had no planned liquidation date. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, Resource Capital owned a total of $999.8 million in commercial real estate related assets as follows:

Types of Commercial Real Estate Related Assets(1)	Number of Assets	Unpaid Principal Balance(2)	Weighted Average Annual Interest Rate(3)
Whole Loans	37	$569,829,189	4.98%
Mezzanine Loans	5	$82,991,215	4.92%
B-Notes	1	$16,441,446	8.68%
Real Property	4	$75,385,736	N/A
Commercial Mortgage Backed Securities	56	$255,140,004	4.56%

(1)

All of the properties underlying Resource Capital’s whole loans, mezzanine loans and B-Notes are rental properties located in various states including: Arizona, California, Colorado, Connecticut, Florida, Illinois, Indiana, Nevada, New Mexico, New York, Tennessee, Texas and Washington.

(2)	There are no assets in default.
(3)

The weighted average of the current annual interest rate was calculated by taking the sum of the product of the unpaid principal balance for each asset in a given class and the current annual interest rate for that asset and then dividing that subtotal by the total aggregate unpaid principal balance of the asset for that particular class.

As of December 31, 2012, $1,168,701 of Resource Capital’s previous real estate related investments, with original dollar amounts of $1,248,420,794, had been paid off. As of December 31, 2012, Resource Capital had disposed of its interest in the following real estate related investments:

Date	Investment	Total Dollar Amount Invested	Total Proceeds from Sale of Investment(1)
2006	Investment A-Agency RMBS Portfolio 1	$125,380,429	$124,189,742
2006	Investment B-Agency RMBS Portfolio 2	$763,414,282	$753,194,880
2007	Investment C-ABS/RMBS CDO Sale of Preference Equity 10% interest	$2,700,000	$5,000
2007	Investment C-ABS/RMBS CDO Sale of Preference Equity 90% interest	$24,300,000	$10
2007	Investment D-Self Originated Loan-50% interest	$20,131,750	$20,131,750
2007	Investment E-Self Originated Loan-50% interest	$10,160,000	$10,160,000
2007	Investment F-Self Originated Loan-50% interest	$10,955,900	$10,955,900
2008	Investment G-Purchased Security	$10,000,000	$8,000,000
2009	Investment H-Self Originated Loan-100% interest	$16,290,200	$7,758,000
2009	Investment I-Self Originated Loan-100% interest	$13,550,000	$5,895,000
2009	Investment J-Purchased Security	$1,398,150	$1,618,628
2009	Investment K-Purchased Security	$320,000	$290,000
2010	Investment L-Purchased Security	$3,100,000	$1,759,250
2010	Investment M-Purchased Mezzanine Loan	$20,000,000	$17,000,000
2010	Investment N-Purchased B-Note	$23,498,627	$19,825,000
2010	Investment O-Purchased Security	$5,000,000	$4,351,563
2010	Investment P-Purchased Security	$4,233,000	$4,294,338
2010	Investment Q-Purchased Security	$3,835,000	$3,858,969
2011	Investment R-Purchased Mezzanine Loan	$19,131,579	$9,565,579
2011	Investment S-Purchased Mezzanine Loan	$20,000,000	$15,000,000
2011	Investment T-Purchased B Note	$15,000,000	$12,750,000
2011	Investment U-Purchased Mezzanine Loan	$19,416,219	$19,416,219
2011	Investment V-Purchased Security	$3,290,157	$4,542,969
2011	Investment W-Purchased Security	$3,533,744	$4,581,250
2011	Investment X-Purchased Security	$3,406,937	$4,623,047
2011	Investment Y-Purchased B Note	$14,405,000	$12,964,500
2012	Originated Loan-100% interest	$7,000,000	$7,000,000
2012	Investment AA-Self Originated Loan-100% interest	$15,250,000	$15,250,000
2012	Investment AB-Self Originated Loan-100% interest	$27,900,000	$27,900,000
2012	Investment AC-Self Originated Loan-100% interest	$6,500,000	$6,500,000
2012	Investment AD-Self Originated Loan-100% interest	$9,750,000	$9,750,000
2012	Investment AE-Self Originated Loan-100% interest	$19,250,000	$19,250,000
2012	Investment AF-Self Originated Loan-100% interest	$6,320,000	$6,320,000

(1)	All were loans or securities that were sold or paid down during the period indicated above.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with Resource Capital, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that Resource Capital files electronically with the SEC.

Private Programs

Over the 10-year period ending December 31, 2012, Resource Real Estate and its affiliates sponsored eight private real estate investment programs (not including RREI VI and RREI VII, which were private programs but are now public reporting companies) and co-sponsored two additional private real estate investment programs. The first of these programs was formed in 2002. Each of the eight real estate programs described below has a planned liquidation date of eight years from its respective offering commencement dates with the possibility of two one-year extensions, except Resource Real Estate Opportunity Fund, which has a planned liquidation date of four years from its offering commencement date also with the possibility of two one-year extensions. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, no private program had liquidated all of its assets.

SR Real Estate Investors, L.P. and SR Real Estate Investors II, L.P.

SR Real Estate Investors, L.P. (“SR I”) is a Delaware limited partnership formed on October 9, 2002 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. SR Real Estate Investors II, L.P. (“SR II”) is a Delaware limited partnership formed on September 5, 2003 for the same purposes as SR I. Resource Real Estate was the co-sponsor of both programs and its affiliates have served as the manager of both programs since their inception. SR I issued 800 units to 156 investors in a private placement offering, which began on October 28, 2002 and ended on April 15, 2003 and raised $19,200,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). SR II issued 782 units to 88 investors in a private placement offering, which began on September 15, 2003 and ended on May 31, 2004 and raised $4,050,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate and Sage Real Estate Advisors have served as co-sponsors of SR I and SR II since their inceptions. On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR I and SR II. Effective July 1, 2006, SR I and SR II were consolidated into AR. Resource Capital Partners, Inc., an affiliate of the sponsor, is the managing member of AR and owns 10% of AR.

As of December 31, 2012, $977,308 of asset management fees due to Resource Capital Partners, Inc. had been accrued. In the AR program, the asset management fees are required to be accrued until the investors receive the applicable priority return for the program.

As of December 31, 2012, SR I and SR II (now AR) had acquired interests in six properties amounting to a total investment of $96,365,520. As of December 31, 2012, five of these properties had been sold. The properties, which are described below, are all multifamily residential properties. The one remaining property is located in Pennsylvania.

As of December 31, 2012, AR owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units		Location
Nittany Pointe	100.0%	03/31/03	$14,750,000	$310,000	$12,750,000	624	(3)	Altoona, PA

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Nittany Pointe is a student housing complex with 156 units containing 624 beds, which is rented per bed.

As of December 31, 2012, AR had sold its interests in the following properties:

Property Name	Date of Purchase	Date of Sale	Ownership Interest		Gain (Loss) on Sale
Summerview	06/22/04	07/15/05	51.6	%(1)	$1,687,000
Chinoe Creek	05/12/03	06/22/09	100.0%		$203,000
Summit	12/16/08	12/09/09	100.0%		$105,653
Portland Courtyard	09/11/03	07/24/09	100.0%		$144,567
Tanglewood Court	06/18/03	09/19/11	100%		$5,134,398

(1)	Resource Real Estate Investors, L.P. owned 18%, an affiliated entity owned 20.4% and an unaffiliated entity owned 10%.

Resource Real Estate Investors, L.P.

Resource Real Estate Investors, L.P. (“RREI I”) is a Delaware limited partnership formed on January 30, 2004 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI I issued 738,655 units to 135 investors in a private placement offering, which began on May 3, 2004 and ended on December 31, 2004 and raised $7,300,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI I since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, $476,582 of investment management fees due to Resource Capital Partners, Inc. had been accrued. In the RREI I program, up to 50% of the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, Resource Capital Partners, Inc. advanced $313,504 in 2008 and $154,772 in 2009 for distributions to investors in RREI I. In addition, $467,984 of property management fees due to affiliates of our sponsor had been accrued. Advances due to Resource Capital Partners, Inc. as of December 31, 2012 were $2,514,254.

As of December 31, 2012, RREI I had purchased interests in four properties amounting to a total investment of $23,319,525. As of December 31, 2012, one of these properties had been sold. The properties, which are described below, are all multifamily residential properties. Of the four properties, two were in California, one was in North Carolina and one was in New Mexico.

As of December 31, 2012, RREI I owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs (2)	Share of Mortgage Debt at Purchase	No. of Units		Location
Falls at Duraleigh	51.0	%(3)	12/21/04	$9,307,500	$192,000	$7,905,000	396		Raleigh, NC
Avalon	90.0	%(4)	01/06/05	$5,265,000	$190,000	$5,000,000	72	(5)	Los Angeles, CA
Sage Canyon	100.0%		03/31/05	$5,100,000	$184,000	$4,320,000	105		Albuquerque, NM

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Resource Real Estate Investors II, L.P., an affiliated private program owns the other 49%.
(4)	An unaffiliated third party owns the other 10%.
(5)	Avalon is a student housing complex with 15 units containing 72 beds, which is rented per bed.

As of December 31, 2012, RREI I had sold its interest in the following property:

Property Name	Date of Purchase	Date of Sale	Ownership Interest(1)	Gain (Loss) on Sale
Summerview	06/22/04	07/15/05	18.0%	$500,000

(1)	SR I and SR II, now AR, owned 51.6%, an affiliated entity owned 20.4% and an unaffiliated entity owned 10%.

Resource Real Estate Investors II, L.P.

Resource Real Estate Investors II, L.P. (“RREI II”) is a Delaware limited partnership formed on February 3, 2005 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI II issued 1,362,222 units to 270 investors in a private placement offering, which began on February 15, 2005 and ended on July 15, 2005 and raised $13,458,888 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI II since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, $1,060,051 of investment management fees due to Resource Capital Partners, Inc. had been accrued. In the RREI II program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $819,875 of property management fees due to affiliates of our sponsor had been accrued.

As of December 31, 2012, RREI II had purchased interests in seven properties, amounting to an investment by RREI II of $35,996,000 (RREI II’s aggregate share of purchase price, including RREI II’s aggregate share of debt financing at acquisition). Of the seven properties, four were in Arkansas, one was in New Mexico, one was in North Carolina and one was in Kansas. As of December 31, 2012, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2012, RREI II owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units	Location
Falls at Duraleigh	49.0	%(3)	12/21/04	$8,942,000	$184,000	$7,595,000	396	Raleigh, NC
Cuestas	100.0%		03/31/05	$7,300,000	$178,000	$5,680,000	104	Las Cruces, NM
Oak Park	25.3	%(4)	06/30/05	$8,004,000	$63,000	$6,079,000	511	Lenexa, KS
Berkley	25.0	%(5)	09/22/05	$2,849,000	$20,000	$2,183,000	252	Little Rock, AR
Fairfield	25.0	%(5)	09/22/05	$3,812,000	$26,000	$2,920,000	337	Little Rock, AR
Pleasant Pointe	25.0	%(5)	09/22/05	$2,703,000	$19,000	$2,070,000	259	Little Rock, AR
Valley Crossing	25.0	%(5)	09/22/05	$2,386,000	$16,000	$1,827,000	211	Little Rock, AR

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Resource Real Estate Investors, L.P., an affiliated private program, owns the other 51%.
(4)	Unaffiliated tenant-in-common owners own the other 74.7%.
(5)	Unaffiliated tenant-in-common owners own the other 75%.

Resource Real Estate Investors III, L.P.

Resource Real Estate Investors III, L.P. (“RREI III”), is a Delaware limited partnership formed on July 19, 2005 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI III issued 2,379,831 units to 422 investors in a private placement offering, which began on August 18, 2005 and ended on June 16, 2006 and raised $23,750,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI III since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, $1,638,455 of investment management fees due to Resource Capital Partners, Inc. had been accrued. In the RREI III program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $934,993 of property management fees due to affiliates of our sponsor had been accrued. Resource Capital Partners, Inc. advanced $41,579 in 2008 for distributions to investors in RREI III.

As of December 31, 2012, RREI III had purchased interests in six properties, amounting to an investment by RREI III of $61,800,000 (RREI III’s aggregate share of purchase price, including RREI III’s aggregate share of debt financing at acquisition). Of the six properties, three were in Texas, two were in Kansas and one was in Georgia. As of December 31, 2012, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2012, RREI III owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase	No. of Units	Location
Highland Park	24.2	%(3)	11/30/05	$6,006,000	$40,000	$4,880,000	370	Overland Park, KS
Lodge at Overland	24.2	%(3)	11/30/05	$8,294,000	$55,000	$6,740,000	548	Overland Park, KS
Santa Fe	100.0%		01/27/06	$9,800,000	$271,000	$8,080,000	272	El Paso, TX
Foxglove	100.0%		01/27/06	$7,400,000	$204,000	$6,000,000	178	El Paso, TX
Howell Bridge	100.0%		09/20/06	$19,300,000	$391,000	$12,900,000	256	Duluth, GA
Grove at White Oak	100.0%		09/28/06	$11,000,000	$295,000	$9,000,000	156	Houston, TX

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.

(3)	An affiliate of our sponsor owns 9.9%, unaffiliated investors own the other 65.9%.

Resource Real Estate Investors IV, L.P.

Resource Real Estate Investors IV, L.P. (“RREI IV”) is a Delaware limited partnership formed on May 26, 2006 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI IV issued 2,834,940 units to 481 investors in a private placement offering, which began on July 17, 2006 and ended on December 31, 2006 and raised $28,268,716 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI IV since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, $1,779,607 of investment management fees due to Resource Capital Partners, Inc. had been accrued. In the RREI IV program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $171,932 of property management fees due to affiliates of our sponsor had been accrued.

As of December 31, 2012, RREI IV had purchased interests in six properties, amounting to an investment by RREI IV of $56,166,000 (RREI IV’s aggregate share of purchase price, including RREI IV’s aggregate share of debt financing at acquisition). Of the six properties, four were in Texas, one was in Kansas and one was in Tennessee. As of December 31, 2012, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2012, RREI IV owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase		No. of Units	Location
Regents Center	21.0	%(3)	03/31/06	$7,770,000	$45,000	$5,050,500		424	Overland Park, KS
Heritage Lake	51.4	%(4)	11/22/06	$13,121,000	$540,000	$8,322,330		262	Knoxville, TN
Wyndham	60.0	%(5)	12/18/06	$10,725,000	$204,000	$7,953,000	(6)	448	Houston, TX
Westchase Crossing	60.0	%(5)	12/18/06	$8,775,000	$166,000	$6,507,000	(6)	366	Houston, TX
Wind Tree	100.0%		02/28/07	$8,925,000	$285,000	$7,140,000		256	El Paso, TX
Pear Tree	100.0%		03/30/07	$6,850,000	$237,000	$5,480,000		156	El Paso, TX

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Unaffiliated tenant-in-common owners own the other 79%.
(4)	Unaffiliated tenant-in-common owners own the other 48.6%.
(5)	Unaffiliated tenant-in-common owners own the other 40%.
(6)	The same mortgage loan is secured by both Westchase Crossing and Wyndham.

Resource Real Estate Investors V, L.P.

Resource Real Estate Investors V, L.P. (“RREI V”) is a Delaware limited partnership formed on January 26, 2007 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI V issued 3,333,202 units to 491 investors in a private placement offering, which began on February 19, 2007 and ended on September 21, 2007 and raised $33,247,781 of gross offering proceeds (excluding investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI V since its inception. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this supplement.

As of December 31, 2012, $1,935,622 of investment management fees due to Resource Capital Partners, Inc. had been accrued. In the RREI V program, the investment management fees are required to be accrued until the investors receive the applicable priority return for the program. In addition, $65,229 of property management fees and $304,681 of debt management fees due to affiliates of our sponsor had been accrued.

As of December 31, 2012, RREI V had purchased interests in five properties, amounting to an investment by RREI V of $67,947,000 (RREI V’s aggregate share of purchase price, including RREI V’s aggregate share of debt financing at acquisition). Of the five properties, two were in Arkansas, two were in Georgia and one was in Texas. As of December 31,

2012, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2012, RREI V owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Acquisition Costs(2)	Share of Mortgage Debt at Purchase		No. of Units	Location
Chenal Lakes	51.0	%(3)	05/10/07	$17,232,747	$260,000	$13,872,000	(4)	456	Little Rock, AR
Brightwaters	51.0	%(3)	05/10/07	$8,114,253	$122,000	$6,528,000	(4)	256	Little Rock, AR
Magnolia Villas	100.0%		06/28/07	$11,300,000	$341,000	$9,040,000		144	Savannah, GA
West Wind Landing	100.0%		06/28/07	$18,600,000	$489,000	$14,880,000		192	Savannah, GA
Ryan’s Crossing	100.0%		09/28/07	$12,700,000	$425,000	$8,255,000		248	El Paso, TX

(1)	Purchase price does not include acquisition costs.
(2)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(3)	Unaffiliated tenant-in-common owners own the other 49%.
(4)	The same mortgage loan is secured by both Chenal Lakes and Brightwater.

As of December 31, 2012, RREI V had purchased one subordinated note, amounting to a total investment by RREI V of $2,575,000. The note, which is described below, is secured by a multifamily, residential property and is still held by RREI V.

Underlying Property Name	Location	Ownership Interest	Purchase Date	Purchase Price (1)	Face Value	Maturity Date	Interest Rate
Morgan	Rockville, MD	100.0%	6/12/07	$2,575,000	$2,550,000	01/11/12	10.75%

(1)	Purchase price includes acquisition costs.

Resource Real Estate Opportunity Fund L.P.

Resource Real Estate Opportunity Fund, L.P. (“Opportunity Fund”) is a Delaware limited partnership formed on December 23, 2008 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. Opportunity Fund issued 4,168,912 units to 488 investors in a private placement offering, which began on January 19, 2009 and ended on December 31, 2009 and raised $41,398,677 of gross offering proceeds. Resource Real Estate has served as the sponsor and its affiliate has served as the manager of Opportunity Fund since its inception.

As of December 31, 2012, Opportunity Fund had acquired interests in seven properties amounting to a total investment of $29,518,589. As of December 31, 2012, one of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of December 31, 2012, Opportunity Fund owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price		Share of Acquisition Costs(1)	Share of Mortgage Debt at Purchase	No. of Units	Location
Wyndridge	100.0%	09/29/09	$9,500,000	(2)	$259,222	$9,500,000	568	Memphis, TN
Apache	100.0%	1/27/10	$3,800,000		$135,843	$—	296	Houston, TX
Waterstone	100.0%	3/19/10	$5,650,000		$91,183	$5,406,747	378	Memphis, TN
Parkgreen	100.0%	3/31/10	$4,452,650		$56,162	$—	307	Houston, TX
Parkway	100.0%	3/31/10	$5,047,350		$63,340	$—	348	Houston, TX
Woodbridge	100.0%	11/19/12	$4,600,000		$211,090	$—	200	Boise, ID

(1)	Acquisition costs include property acquisition fees, legal costs, due diligence fees, transfer taxes, filing fees and other costs incurred in connection with the closing.
(2)	Purchase price does not include acquisition costs.

As of December 31, 2012, Resource Real Estate Opportunity Fund L.P. had sold its interest in the following property:

Property Name	Date of Purchase	Date of Sale	Ownership Interest(1)	Gain (Loss) on Sale
Mill Creek	06/26/09	5/2010 - 10/2010	100.0%	$2,628,000

Adverse Business Developments or Conditions

Certain of our programs have experienced lower than originally expected cash flows from operations. The deep and long recession that began in the United States in December 2007 has made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. According to REIS, Inc., vacancy rates for multifamily properties in the United States as of October 15, 2009 reached a 23-year high and were approaching record levels. In addition to the severe economic downturn, prior to the fourth quarter of 2007, Resource Real Estate exclusively hired third-party property managers to manage the day-to-day operations of the funds’ properties. We believe third-party property managers are generally less effective than in-house property managers due to the fact that they do not have the same compensation incentive to meet an owner’s goals and projections. By relying on third-party onsite property management, it took longer to stabilize occupancy in properties after acquisition than was expected. Starting in the fourth quarter of 2007, Resource Real Estate formed a new subsidiary, Resource Real Estate Management, Inc., d/b/a Resource Residential, to be the property manager of all of the properties owned by its funds in order to better control the performance of the properties. See “Investment Objectives and Policies—Real Estate Asset Management Strategy—Experienced-Based Multifamily Management Strategy.” Finally, operating cash flow available after distributions has been adversely affected by timing issues with rent collection and the payment of expenses such as real estate taxes under appeal, causing either excess or deficit cash flows after distributions for a given period.

The following lists adverse business developments for investment programs sponsored by our sponsor and its affiliates: Distributions in RREI I have been funded in prior years from a combination of operating cash flow, sale proceeds and reserves and advances from its general partner. For 2004 and 2007, RREI I had negative cash flow from operations of $111,874 and $206,885, respectively. During 2005, 2007, 2008 and 2009, RREI I utilized $232,348, $541,776, $313,504 and $154,772, respectively, from reserves to supplement cash flow from operations. As of December 31, 2012, RREI I had received advances in the amount of $2,514,254 and had made cumulative distributions of $2,485,264. Distributions in RREI II have been funded from a combination of operating cash flow and reserves. For 2006 and 2007, RREI II had negative cash flow from operations of $680,056 and $42,097, respectively. During 2006, 2007 and 2008, RREI II utilized $774,457, $108,704 and $65,217, respectively, from reserves to supplement cash flow from operations. As of December 31, 2012, RREI II had received advances in the amount of $418,659 and had made cumulative distributions of $4,334,167. Distributions in RREI III have been funded from a combination of operating cash flow and reserves and advances from its general partner. Cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay until 2009 in receiving 2007 and 2008 tax refunds from a tax appeal on one fund property located in Texas. During 2007, RREI III utilized $473,343 from reserves to supplement cash flow from operations. As of December 31, 2012, RREI III had received advances in the amount of $288,556 and had made cumulative distributions of $5,712,340. Distributions in RREI V have been funded from a combination of operating cash flow and reserves. Cash flow deficiencies occurred in 2008 and 2009 at some of the properties in the fund due to third-party property management issues. As of December 31, 2012, RREI V had made cumulative distributions of $7,032,824. Distributions in RREI VI have been funded from a combination of operating cash flow and reserves. Cash flow deficiencies have occurred due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. Cash flow deficiencies are expected to continue also due to defaults that occurred in connection with all three of the subordinated debt investments held by the fund that was in default.

Excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from anticipated or unanticipated rent shortfalls. Subsequent to the quickening and deepening of the global and national economic contraction in late 2008, a more conservative distribution policy was enacted for many of our private and public programs. As a part of our more conservative distribution policies, monthly distributions were reduced to 3% for RRE IV, RRE V and RRE VI and to 1% for RRE I, RRE II and RRE III, effective as of April 2010. Excess cash flow after distributions each month is retained by each of those programs as reserves to cover anticipated and unanticipated property expenditures and reductions in cash flow. Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions or loans from Resource Capital Partners, Inc. or its affiliates.

APPENDIX A

PRIOR PERFORMANCE TABLES

As used herein, the terms “we,” “our” and “us” refer to Resource Real Estate Opportunity REIT, Inc.

The following Prior Performance Tables (the “Tables”) provide information relating to real estate investment programs (the “Prior Real Estate Programs”) sponsored by Resource Real Estate, Inc. and its affiliates, who control our advisor. As of December 31, 2012, all of the Prior Real Estate Programs (other than Resource Capital Corp, which is publicly traded) were closed or completed. Each of the Prior Real Estate Programs presented has investment objectives somewhat similar to Resource Real Estate Opportunity REIT, Inc. and was formed for the purpose of investing in commercial real estate similar to at least one type in which Resource Real Estate Opportunity REIT, Inc. intends to invest. Other than Resource Real Estate Opportunity Fund, L.P. and Resource Capital Corp., all of the Prior Real Estate Programs invested in stabilized, income-producing multifamily rental properties and held the properties for a longer period than we intend to hold properties. Resource Real Estate Opportunity Fund, L.P. invests in distressed debt and real estate owned by financial institutions. Resource Capital Corp., a publicly traded REIT that is not currently in offering as of the date of this report, invests in real estate related debt investments.

Investors in Resource Real Estate Opportunity REIT, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties and real estate-related debt investments. Resource Real Estate, Inc. controls our advisor and was a sponsor of the Prior Real Estate Programs. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Resource Real Estate, Inc. was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The tables presented in this report provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares in our ongoing public offering, investors will not acquire any ownership interest in any funds to which the information in this report relates and investors should not assume that they will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this report were conducted through privately-held entities that may not have been subject to the up-front commissions, fees and expenses associated with our ongoing public offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in these tables should be read together with the summary information under the “Prior Performance Summary” section of this supplement. The following tables are included in this supplement:

•	Table II – Compensation to Sponsor;

•	Table III – Annual Operating Results of Prior Real Estate Programs; and

•	Table V – Sale or Disposition of Assets.

Please note that Table I – Experience in Raising and Investing Funds has been omitted from this supplement as the offerings for each of the respective Prior Real Estate Programs closed prior to January 1, 2010. Table IV – Results of Completed Programs has been omitted from this supplement because none of the Prior Real Estate Programs had completed their operations as of December 31, 2012.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the cumulative compensation received by affiliates of Resource Real Estate, Inc., including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for those Prior Real Estate Programs which paid compensation to our sponsor since January 1, 2010. The Prior Real Estate Programs have somewhat similar investment objectives to Resource Real Estate Opportunity REIT, Inc.

As of December 31, 2012

	SR Real Estate Investors, L.P.	SR Real Estate Investors II, L.P.	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Investors III, L.P.	Resource Real Estate Investors IV, L.P.
Date offering commenced	10/28/2002	9/15/2003	5/3/2004	2/15/2005	8/18/2005	7/17/2006
Date offering closed	4/15/2003	5/31/2004	12/31/2004	7/15/2005	6/16/2006	12/31/2006

Dollar amount raised	$20,000,000	$5,262,138	$8,100,000	$14,200,250	$25,000,000	$29,593,716

Amount paid to sponsor from proceeds of offering:
Underwriting fees	192,000	40,497	133,776	257,428	469,387	553,949
Acquisition fees:
- Real estate commissions	—	—	—	—	—	—
- Advisory fees for property acquisition	1,501,124	248,950	407,905	667,182	1,135,313	1,084,825
- Debt placement fees	1,380,207	197,770	344,390	494,813	833,000	706,735
Other - organization and offering expenses	576,000	77,969	219,000	282,260	486,563	466,839

Dollar amount of cash generated from operations before deducting payments to sponsors	5,815,999	1,404,000	1,683,161	3,935,789	6,630,970	10,482,161

Amount paid to sponsor from operations:
Property management fees	114,052	—	71,044	139,413	496,417	278,998
Partnership management fees	318,302	35,890	54,560	—	—	—
Reimbursements	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—
Other	—	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	3,414,126	888,490	1,500,583	—	—	—
- Notes	—	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—
Other	—	—	—	—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (cont’d)

As of December 31, 2012

	Resource Real Estate Investors V, L.P.	Resource Real Estate Investors 6, L.P.	Resource Real Estate Investors 7, L.P.	Resource Real Estate Opportunity Fund, L.P.
Date offering commenced	2/19/2007	10/1/2007	6/16/2008	1/19/2009
Date offering closed	8/31/20007	5/23/2008	9/11/2009	12/31/2009

Dollar amount raised	$35,000,000	$36,842,105	$32,538,308	$41,398,677

Amount paid to sponsor from proceeds of offering:
Underwriting fees	664,080	699,180	613,265	786,575
Acquisition fees:
- Real estate commissions	—	—	—	—
- Advisory fees for property acquisition	1,345,035	1,330,964	1,310,389	647,108
- Debt placement fees	920,063	792,295	889,408	—
Other - organization and offering expenses	831,194	888,521	813,458	1,034,967

Dollar amount of cash generated from operations before deducting payments to sponsor	6,620,004	3,159,155	2,794,089	(2,270,015)

Amount paid to sponsor from operations:
Property management fees	406,556	544,337	430,493	—
Partnership management fees	—	—	—	750,468
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Other	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	—	—	—	—
- Notes	—	—	—	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—
Incentive fees	—	—	—	—
Other	—	—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (cont’d)

As of December 31, 2012

Resource Capital Corp.
Date offering commenced	1/31/2006
Date offering closed	2/6/2006
Dollar amount raised	$629,201,382

Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees:
- Real estate commissions	—
- Advisory fees for property acquisition	—
- Debt placement fees	—
Other – organization and offering expenses	—

Dollar amount of cash generated from operations before deducting payments to sponsor	272,806,432

Amount paid to sponsor from operations:
Property management fees	—
Partnership management fees	—
Reimbursements	10,757,646	(1)
Leasing commissions	—
Other	66,310,185	(2)

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	—
- Notes	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—
Incentive fees	—
Other	—

(1) Reimbursements represent allocated expenses paid to Resource America, Inc. for manager expenses from March 8, 2005 to December 31, 2012.
(2) Other is comprised of the following:

-Payment of base management fees (March 2005 to December 2012)	$40,517,969
-Payment of incentive management fees (March 2005 to December 2012)	$20,920,864
-Payment of LEAF servicing fees (September 2005 to December 2012)	$2,991,358
-Payment of LEAF acquisition fees (September 2005 to December 2012)	$1,879,994

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2008 and that have somewhat similar investment objectives to Resource Real Estate Opportunity REIT, Inc.

Resource Real Estate presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. The Table III presentation of Revenues, Expenses and Net Income for the public program has been prepared and presented by Resource Real Estate in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporates accrual basis accounting. Resource Real Estate presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all private programs are prepared and presented by Resource Real Estate in accordance with the cash method of accounting for income tax purposes.

Although SEC rules and regulations allow Resource Real Estate to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described below:

•

The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•

GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•

GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•

GAAP requires that when a building is purchased, certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•

GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s-length transaction.

When a real estate program owns 100% of the property, 100% of the program’s operating results are presented for the relevant years. When a real estate program directly invests in and owns a partial tenant-in-common interest in the property (as an example, 25.0%) and the remaining interest of the property (75.0%) is owned by unaffiliated tenants-in-common, only the operating results relating to the program’s ownership in the property (25.0%) are presented for the relevant years. The allocation is based on the public or private program’s effective ownership in the property.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2012

	Resource Real Estate Investors 6, L.P.
	2008	2009	2010	2011	2012
Gross Revenue	$7,555,547	$7,720,000	$7,869,776	$8,360,272	$8,943,802
Income/loss on investment in unconsolidated entity	—	—	—	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	(5,269,225)	(8,403,000)	(5,060,578)	(4,502,520)	(5,637,723)
Interest expense	(2,454,141)	(2,558,000)	(2,712,362)	(2,631,703)	(2,637,162)
Depreciation	(3,553,760)	(2,551,000)	(2,638,702)	(2,720,080)	(2,816,463)
Depreciation from pass through investments	—	—	—	—	—

Net Income (Loss) – GAAP Basis	(3,721,579)	(5,792,000)	(2,541,866)	(1,494,031)	(2,147,546)

Taxable Income (Loss)
- from operations	(2,624,767)	(3,547,257)	(2,259,702)	(1,722,537)	(1,535,776)
- from gain on sale	—	—	—	—	—
Cash generated from operations	1,210,836	(44,000)	699,550	594,935	2,462,003
Cash generated from equity investments	—	—	—	—	—
Cash generated from sales and refinancing	—	—	—	—	—
Cash generated from recapitalization	—	—	—	—	—

Cash generated from operations, sales and refinancing	1,210,836	(44,000)	699,550	594,935	2,462,003

Add: Investment Management Fees (1)	302,933	350,000	397,737	397,737	397,737

Less: Cash distributions to investors
- from operating cash flow	(1,483,077)	(306,000)	(1,334,302)	(1,108,562)	(1,112,556)
- from reserves	—	(1,690,000)	—	—	—
- from sales and refinancing	—	—	—	—	—
- from liquidating distributions	—	—	—	—	—

Cash generated (deficiency) after cash distributions	30,692	(1,690,000)	(237,015)	(115,890)	1,747,184
Less: Special Items	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	30,692	(1,690,000)	(237,015)	(115,890)	1,747,184

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(83)	(102)	(62)	(47)	(42)
- from portfolio interest income	12	5	—	—	—
- from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	40	8	36	30	30
- Reserves	—	46	—	—	—
- Other	—	—	—	—	—
- Return of capital	—	—	—	—	—

Source (on cash basis)
- Sales	—	—	—	—	—
- Refinancing	—	—	—	—	—
- Reserves	—	46	—	—	—
- Real estate operations	40	8	36	30	30

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)					100%

(1)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2012

	Resource Real Estate Investors 7, L.P.
	2008	2009	2010	2011	2012
Gross Revenue	$934,142	$7,405,605	$7,577,852	$7,945,155	$10,542,707
Income/loss on investment in unconsolidated entity	—	—	—	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	(483,291)	(4,726,818)	(4,544,245)	(4,733,794)	(7,166,618)
Interest expense	(329,048)	(2,220,240)	(2,274,741)	(2,225,708)	(2,533,731)
Depreciation	(316,830)	(3,387,686)	(2,044,858)	(2,124,341)	(3,076,016)
Depreciation from pass through investments	—	—	—	—	—

Net Income (Loss) – GAAP Basis	(195,027)	(2,929,139)	(1,285,992)	(1,138,688)	(2,233,658)

Taxable Income (Loss)
- from operations	(116,847)	(1,989,936)	(1,160,747)	(993,171)	(968,843)
- from gain on sale	—	—	—	—	—
Cash generated from operations	233,172	1,038,578	1,091,846	1,379,953	1,936,000
Cash generated from equity investments	—	—	—	—	—
Cash generated from sales and refinancing	—	—	—	—	—
Cash generated from recapitalization	—	—	—	—	—

Cash generated from operations, sales and refinancing	233,172	1,038,578	1,091,846	1,379,953	1,936,000

Add: Investment Management Fees(1)	28,389	291,277	286,893	286,893	320,808

Less: Cash distributions to investors
- from operating cash flow	(71,078)	(1,276,309)	(1,378,739)	(1,636,978)	(1,636,978)
- from reserves	—	—	(258,206)	—	—
- from sales and refinancing	—	—	—	—	—
- from liquidating distributions	—	—	—	—	—

Cash generated (deficiency) after cash distributions	190,483	53,546	(258,206)	29,868	618,880
Less: Special Items	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	190,483	53,546	(258,206)	29,868	618,880

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(22)	(64)	(38)	(32)	(30)
- from portfolio interest income	7	3	2	1	1
- from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	9	161	174	207	207
- Reserves	—	—	—	—	—
- Other	—	—	—	—	—
- Return of capital	—	—	—	—	—

Source (on cash basis)
- Sales	—	—	—	—	—
- Refinancing	—	—	—	—	—
- Reserves	—	—	—	—	—
- Real estate operations	9	161	174	207	207

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)					100%

(1)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2012

	Resource Real Estate Opportunity Fund, L.P.
	2009	2010	2011	2012
Gross Revenue	$416,475	$5,889,112	$11,626,593	$13,304,849
Income/loss on investment in unconsolidated entity	—	—	—	2,174,186
Profit on sale of properties	—	2,628,492	1,275,968	—
Less: Operating expenses	(1,679,207)	(10,230,577)	(11,094,267)	(10,819,315)
Interest expense	(176,130)	(1,531,529)	(2,221,010)	(2,005,927)
Depreciation	(206,718)	(3,556,343)	(2,987,314)	(3,355,974)
Depreciation from pass through investments	—	—	—	—

Net Income (Loss) – GAAP Basis	(1,645,580)	(6,800,846)	(3,400,030)	(720,181)

Taxable Income (Loss)
- from operations	(1,072,756)	(9,040,963)	(3,353,110)	(1,311,011)
- from gain on sale	—	—	—	—
Cash generated from operations	(1,160,440)	(2,449,443)	589,400	1,649,293
Cash generated from equity investments	—	—	—	—
Cash generated from sales and refinancing	—	10,256,915	1,275,968	—
Cash generated from recapitalization	—	—	—	—

Cash generated from operations, sales and refinancing	(1,160,440)	7,807,472	1,865,368	1,649,293

Add: Investment Management Fees(1)	103,548	216,118	633,630	539,457

Less: Cash distributions to investors
- from operating cash flow	—	(1,129,572)	(4,847,421)	(1,987,161)
- from reserves	—	—	—	—
- from sales and refinancing	—	—	—	—
- from liquidating distributions	—	—	—	—

Cash generated (deficiency) after cash distributions	(1,056,892)	6,894,018	(2,348,423)	201,589
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(1,056,892)	6,894,018	(2,348,423)	201,589

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(27)	(220)	(82)	(32)
- from portfolio interest income	1	2	1	1
- from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	—	143	613	251
- Reserves	—	—	—	—
- Other	—	—	—	—
- Return of capital	—	—	—	—

Source (on cash basis)
- Sales	—	—	—	—
- Refinancing	—	—	—	—
- Reserves	—	—	—	—
- Real estate operations	—	143	613	251

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)				100%

(1)	Represents deferred fees payable to general partner.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2012

	Resource Capital Corp.
	2008	2009	2010	2011	2012
Gross Revenues - Interest Income	$134,341	$97,593	$103,911	$109,874	$133,330
Profit on sale of properties	—	—	—	—	—

Interest Expense	79,619	45,427	36,466	32,186	42,792

Net Interest Income	54,722	52,166	67,445	77,688	90,538
Rental Income	—	—	35	3,656	11,463
Dividend Income	—	—	99	3,045	69
Equity in (losses) earnings of unconsolidated subsidiaries	—	—	231	112	(2,709)
Fee Income	—	—	—	7,789	7,068

Net realized gain on sales of investment securities available-for-sale and loans	—	—	4,821	2,643	4,106
Net realized and unrealized gain on investment securities, trading	—	—	14,791	837	12,435
Unrealized gain and net interest income on linked transactions, net	—	—	—	216	728

Total Revenues	54,722	52,166	87,422	95,986	123,698
Management Fees - related party	6,301	8,363	13,216	11,022	18,512
Equity compensation - related party	540	1,240	2,221	2,526	4,636
Professional services	3,349	3,866	3,627	3,791	4,700
Insurance	641	828	759	658	639
Depreciation on Operating Leases	—	—	4,003	—	—
Depreciation and Amortization	—	—	—	4,619	5,885
Rental Operating Expense	—	—	46	2,743	8,046
Provisions for loan and lease losses	46,160	61,383	43,321	13,896	16,818
Net impairment losses recognized in earnings	—	—	26,804	6,898	180
Other General & Administrative	1,848	1,764	3,015	3,950	4,434
Income tax (benefit) expense	(241)	(2)	5,721	12,036	14,602

Total Expenses	12,438	16,059	102,733	62,139	78,452
Net Operating Income (Loss)	42,284	36,107	(15,311)	33,847	45,246
Gain on deconsolidation	—	—	—	—	2,498
Gain on the extinguishment of debt	1,750	44,546	34,610	3,875	16,699
Gain on the settlement of loan	574	—	—	—	—
Other income (expense)	115	(1,350)	148	(6)	—

Net income (loss)	(3,074)	6,339	19,447	37,716	64,443

Net income allocated to preferred shares	—	—	—	—	(1,244)
Net income allocable to common shares	(3,074)	6,339	19,447	37,716	63,119

Cash generated from (used in) operations	50,950	46,622	20,534	33,037	40,997
Cash generated from (used in) investing activities	65,706	17,785	(47,416)	(438,209)	101,621
Cash generated from (used in) financing activities	(66,936)	(26,999)	4,379	418,800	(100,456)

Total cash generated (used)	49,720	37,408	(22,503)	13,628	42,162
Less Cash Distributions to Investors
from operating cash flow	(41,166)	(32,564)	(45,680)	(69,689)	(74,050)
from sales and refinancing	—	—	—	—	—
from other sources	—	—	—	—	—

Cash generated (used) after distributions to investors	8,554	4,844	(68,183)	(56,241)	(31,888)

Tax and Distribution Data per
$1,000 invested
Ordinary Income (loss)
from operations(1)	116	122	134	152	181
from recapture	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Operations	118	131	145	178	203
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	118	131	145	178	203
Other	—	—	—	—	—

(1)	Represents estimated taxable income for 2008 and 2009, final results are not available.

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS

These Tables set forth summary information on the aggregate sales or disposals of real estate and real estate-related investments Prior Real Estate Programs since January 1, 2010 and that have somewhat similar investment objectives to Resource Real Estate Opportunity REIT, Inc. All data is as of December 31, 2012.

AR Real Estate Investors, LLC

				Selling Price, Net of Closing Costs, and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(1)	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(2)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Tanglewood Court	Houston, TX	6/12/03	9/19/11	$5,134,498	$29,183,464	—	—	$34,317,962	$32,500,000	$9,123,359	$41,623,359	$1,577,411

(1)	Includes financing secured through a first mortgage.
(2)

Includes all costs related to original purchase as well as any costs incurred to maintain investment, including capital improvements. Amounts shown do not include pro rata share of original offering costs.

(3)	Represents excess (deficiency) of property operating cash receipts, including sale proceeds, over operating cash expenditures, including acquisition costs.

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS (cont’d)

Resource Capital Corp.

Date	Investment	Total Dollar Amount Invested	Total Proceeds from Sale of Investment(1)
2010	Investment L-Purchased Security	$3,100,000	$1,759,250
2010	Investment M-Purchased Mezzanine Loan	20,000,000	17,000,000
2010	Investment N-Purchased B Note	23,498,627	19,825,000
2010	Investment O-Purchased Security	5,000,000	4,351,563
2010	Investment P-Purchased Security	4,233,000	4,294,338
2010	Investment Q-Purchased Security	3,835,000	3,858,969
2011	Investment R-Purchased Mezzanine Loan	19,131,579	9,565,579
2011	Investment S-Purchased Mezzanine Loan	20,000,000	15,000,000
2011	Investment T-Purchased B Note	15,000,000	12,750,000
2011	Investment U-Purchased Mezzanine Loan	19,416,219	19,416,219
2011	Investment V-Purchased Security	3,290,157	4,542,969
2011	Investment W-Purchased Security	3,533,744	4,581,250
2011	Investment X-Purchased Security	3,406,937	4,623,047
2011	Investment Y-Purchased B Note	14,405,000	12,964,500
2011	Investment Z-Purchased Security	3,406,937	4,623,047
2012	Investment AA-Purchased Security	5,000,000	5,549,279
2012	Investment AB-Purchased Security	2,000,000	2,355,150
2012	Investment AC-Purchased Security	4,000,000	3,453,210
2012	Investment AD-Purchased Security	5,000,000	5,093,750
2012	Investment AE-Purchased Security	5,000,000	5,189,460
2012	Investment AF-Purchased Security	5,000,000	5,504,717
2012	Investment AG-Purchased Security	5,000,000	5,219,141

(1)	All were loans or securities that were sold during the period indicated above.